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                                                                     EXHIBIT 1.1

                        Crown Castle International Corp.

                                  Common Stock

                                ---------------

                          U.S. Underwriting Agreement

                                                            , 1999
Goldman, Sachs & Co.,
Salomon Smith Barney Inc.,
Lehman Brothers Inc.,
Credit Suisse First Boston Corporation,
Legg Mason Wood Walker, Incorporated,
 As representatives (the "Representatives") of the several Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.
85 Broad Street,
New York, New York 10004

Ladies and Gentlemen:

     Crown Castle International Corp., a Delaware corporation (the "Company"), RC Investors Corp., a Delaware corporation, and BC Investors Corp., a Delaware corporation (collectively, the "Crown Selling Stockholders"), certain executive officers of the Company named in Schedule II hereto (the "Executive Selling Stockholders") and certain financial sponsor stockholders, certain other stockholders who are affiliates of such financial sponsors and certain directors of the Company named on Schedule II hereto (collectively, the "Sponsor Selling Stockholders") propose, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 22,160,000 shares (the "Firm Shares") of the Company's Common Stock, par value $.01 per share ("Stock"). Of the 22,160,000 Firm Shares, the Company is selling 18,686,131 shares, the Crown Selling Stockholders are selling 1,586,000 shares, the Executive Selling Stockholders are selling 319,813 shares and the Sponsor Selling Stockholders are selling 1,568,056 shares. In addition, the Executive Selling Stockholders and the Sponsor Selling Stockholders propose, subject to the terms and conditions stated herein, to grant to the Underwriters an option to purchase up to an additional 3,298,043 Shares of Stock on the terms and for the purposes set forth in Section 2 hereof (the "Optional Shares").
This is to confirm the agreement concerning the purchase by the Underwriters of the Firm Shares from the Company, the Crown Selling Stockholders, the Executive Selling Stockholders and the Sponsor Selling Stockholders, and of the Optional Shares, if purchased, from the Executive Selling Stockholders and the Sponsor Selling Stockholders. The Firm Shares and the Optional Shares, if purchased, are hereinafter collectively called the "Shares," and the Crown Selling Stockholders, the Executive Selling Stockholders and the Sponsor Selling Stockholders are hereinafter collectively referred to as the "Selling Stockholders."
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     It is understood and agreed to by all parties that the Company is and the
Selling Stockholders are concurrently entering into an agreement (the "International Underwriting Agreement") providing for the sale by the Company and the Selling Stockholders of up to a total of 5,540,000 shares of Stock (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International and Salomon Smith Barney Inc. are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this Agreement and the International Underwriting Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of shares of Stock between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of shares of Stock contemplated by the foregoing, one relating to the Shares hereunder and the other relating to the International Shares. The latter form of prospectus will be identical to the former except for certain substitute pages as mentioned below. Except as used in Sections 2, 3, 4, 11 and 13 herein, and except as the context may otherwise require, references hereinafter to the Shares shall include all the shares of Stock which may be sold pursuant to either this Agreement or the International Underwriting Agreement, and references herein to any prospectus whether in preliminary or final form, and whether as amended or supplemented, shall include both the U.S. and the international versions thereof.

     The Company and the Underwriters, in accordance with the requirements of Rule 2720 ("Rule 2720") of the National Association of Securities Dealers, Inc. (the "NASD") and subject to the terms and conditions stated herein, also hereby confirm the engagement of the services of Lehman Brothers Inc. (the "Independent Underwriter") as a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 in connection with the offering and sale of the Shares.

     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters and the Independent Underwriter that:

         (i) A registration statement on Form S-1 (File No. 333-74553) (as amended by each pre-effective amendment thereto, the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, (each in the form heretofore delivered to you excluding exhibits thereto) for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including

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     the information contained in the form of final prospectus filed with the
     Commission pursuant to Rule 424(b) under the Act in accordance with Section 6(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the "Prospectus";

         (ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by the Independent Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

         (iii) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. or by the Independent Underwriter expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Items 7 and 11(m) of Form S-1;

         (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, except such as are described in the Prospectus or such as would not be reasonably expected, in the aggregate, to result in a material adverse effect on the condition (financial or other), business, prospects, properties or results of operations of the Borrower and its "significant subsidiaries" as

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     defined in Rule 405 of the rules and regulations of the Commission promulgated under the Act, taken as a whole ("Material Adverse Effect");

         (v) The Company and its subsidiaries have good and indefeasible title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not be reasonably expected, in the aggregate, to result in a Material Adverse Effect;

         (vi) The Company is a corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation (or in the case of Crown Atlantic Holding Company LLC, as a limited liability company) in good standing under the laws of its jurisdiction of incorporation;

         (vii) None of the subsidiaries of the Company (other than Crown Communication, Inc. ("CCI"), Castle Transmission Services (Holdings) Ltd. ("CTSH"), Castle Transmission International, Ltd. ("CTI"), Crown Castle Investment Corp. ("CC Investment"), Crown Castle Investment Corp. (II) ("CC Investment II"), CCA Investment Corp. ("CCAIC"), Crown Atlantic Holding Company LLC ("Crown Atlantic Holdings"), Crown Atlantic Holding Sub LLC ("Crown Atlantic Sub") and Crown Atlantic Company LLC ("Crown Atlantic") (collectively, the "Significant Subsidiaries")) is a "significant subsidiary," as such term is defined in Rule 405 of the rules and regulations under the Act;

         (viii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Prospectus;

         (ix) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder and under the International Underwriting Agreement have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

         (x) The issue and sale of the Shares to be sold by the Company hereunder and under the International Underwriting Agreement and the compliance by the Company with all of the provisions of this Agreement and the International Underwriting

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     Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or (with the giving of notice or the lapse of time or both) constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the provisions of the charter, by-laws or other constitutive documents of the Company or any of its subsidiaries or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except in the cases of clause (A) or (C), such breaches, violations or defaults that in the aggregate would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement and the International Underwriting Agreement, except (A) the registration under the Act of the Shares and (B) such consents, approvals, authorizations, registrations or qualifications as (1) may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters, (2) as may have already been obtained or made and (3) the failure to obtain or make would not, individually or in the aggregate, have a Material Adverse Effect;

         (xi) Neither the Company nor any of its subsidiaries (A) is in violation of its charter, by-laws or other constitutive documents, (B) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (C) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except for, in the cases of clause (B) or (C), such defaults, violations or failures to obtain that in the aggregate would not have a Material Adverse Effect;

         (xii) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, under the caption "Certain US Income Tax Considerations for Non-U.S. Holders" and under the caption "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

         (xiii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

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         (xiv)  The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

         (xv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes;

         (xvi) KPMG LLP, who have certified certain financial statements of the Company and its subsidiaries and of certain other business operations to be acquired by the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

         (xvii) The Company has reviewed its operations and that of its subsidiaries and any third parties with which the Company or any of its subsidiaries has a material relationship to evaluate the extent to which the business or operations of the Company or any of its subsidiaries will be affected by the Year 2000 Problem. As a result of such review, the Company has no reason to believe, and does not believe, that the Year 2000 Problem will have a material adverse effect on the general affairs, management, the current or future consolidated financial position, business prospects, stockholders' equity or results of operations of the Company and its subsidiaries or result in any material loss or interference with the Company's business or operations. The "Year 2000 Problem" as used herein means any significant risk that computer hardware or software used in the receipt, transmission, processing, manipulation, storage, retrieval, retransmission or other utilization of data or in the operation of mechanical or electrical systems of any kind will not, in the case of dates or time periods occurring after December 31, 1999, function at least as effectively as in the case of dates or time periods occurring prior to January 1, 2000;

         (xviii) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Underwriters, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law);

         (xix) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person (other than Robert A. Crown) granting such person the right to require the Company or any of its subsidiaries to file a registration statement under the Act with respect to any securities of the Company and its subsidiaries owned or to be owned by such person or to require the Company or any of its subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of its subsidiaries under the Act;

         (xx) Except as described in the Prospectus, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the Act other than shares issued pursuant to employee benefit plans or

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     other employee compensation plans or pursuant to outstanding options, rights or warrants;

         (xxi) The consolidated historical and pro forma financial statements, together with the related notes thereto filed as part of the Registration Statement or included in the Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act applicable to registration statements on Form S-1 under the Act. Such historical financial statements fairly present the financial position of the Company at the respective dates indicated and the results of operations and cash flows for the respective periods indicated, in each case in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout such periods. Such pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and in good faith and present fairly the pro forma position, results of operations and the other information purported to be shown therein at the respective dates or the respective periods therein specified. The other financial and statistical information and data filed as part of the Registration Statement or included in the Prospectus, historical and pro forma, are, in all material respects, fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

         (xxii) The Company and each of the Significant Subsidiaries has such permits, licenses, franchises, certificates of need and other approvals or authorizations of any governmental or regulatory authority ("Permits"), including, without limitation, any permits required by the Federal Communications Commission ("FCC"), the Federal Aviation Administration ("FAA") or the Office of Telecommunications ("OFTEL"), as are necessary under applicable law to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, except to the extent that the failure to have such Permits would not have a Material Adverse Effect. The Company and the Significant Subsidiaries have fulfilled and performed, in all material respects, all their respective obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Prospectus and except to the extent that any such revocation or termination would not have a Material Adverse Effect. Except as described in the Prospectus, none of the Permits contains any restriction that has not previously been satisfied and that is materially burdensome to the Company or any of the Significant Subsidiaries;

         (xxiii) For each existing tower of the Company not yet registered with the FCC where registration will be required, the FCC's grant of an application for registration of such tower will not have a significant environmental effect as defined under Section 1.1307(a) of the FCC's rules;

         (xxiv) The consummation of the transactions contemplated by this Agreement shall not cause any third party to have any rights of first refusal with respect to the acquisition of towers under any agreement filed as an exhibit to, or incorporated by reference in, the Registration Statement (the "Material Agreements") that has not already been described in the Prospectus as to which the Company and any of the Significant Subsidiaries or any of their property or assets may be subject;

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         (xxv)  The Company and each of the Significant Subsidiaries owns or possesses all patents, trademarks, trademark registration, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus as being owned by any of them or necessary for the conduct of their respective businesses, and neither the Company nor any of the Significant Subsidiaries is aware of any claim to the contrary or any challenge by any other person to the rights of the Company or any of the Significant Subsidiaries with respect to such rights that, if determined adversely to the Company or any such Significant Subsidiary, would in the aggregate have a Material Adverse Effect;

         (xxvi) The descriptions in the Prospectus of all agreements, contracts, indentures, leases or other instruments are accurate in all material respects and fairly present the information purported to be described therein;

         (xxvii) Neither the Company nor any of its subsidiaries is involved in any strike, job action or labor dispute with any group of employees, and, to the knowledge of the Company and the Subsidiaries, no such action or dispute is threatened;

         (xxviii) The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification;

         (xxix) The Company and each of its subsidiaries have filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries nor does the Company or any of its subsidiaries have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, would have a Material Adverse Effect;

         (xxx) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed in the Registration Statement, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or contingent, or entered into any transaction, in each case not in the ordinary course of business which is material to the Company and its subsidiaries taken as a whole or (iii) declared or paid any dividend on its capital stock (excluding payment in lieu of fractional shares upon conversion of certain senior preferred convertible stock of the Company);

         (xxxi)  The Company (i) makes and keeps accurate books and records and
     (ii) maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its

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     financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to its assets is permitted only in accordance with management's general or specific authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (xxxii) Neither the Company nor any of its subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries, has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

         (xxxiii) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of toxic wastes, medical wastes, hazardous wastes or hazardous substances by the Company or any of its subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest) at, upon or from any of the property now or previously owned or leased by the Company or any of its subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or into the environment surrounding such property of any toxic wastes, medical wastes, solid wastes, hazardous wastes or hazardous substances due to or caused by the Company or any of its subsidiaries or with respect to which the Company or any of its subsidiaries has knowledge, except for any such spill, discharge, leak, emission, injection, escape, dumping or release which would not have or would not be reasonably likely to have, singularly or in the aggregate, a Material Adverse Effect; and the terms "hazardous wastes," "toxic wastes," "hazardous substances" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection; and

         (xxxiv) The Company and each of the Significant Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its businesses and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

         (b) Each of the Crown Selling Stockholders represents and warrants to, and agrees with, each of the Underwriters, the Independent Underwriter and the Company that:

         (i) Such Crown Selling Stockholder has, and immediately prior to the First Time of Delivery (as defined in Section 5 hereof) such Crown Selling Stockholder will have, good and valid title to the Shares to be sold by such Crown Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

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

         (ii) Such Crown Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement") with the Company, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) representing the Shares to be sold by such Crown Selling Stockholder hereunder;

         (iii) Such Crown Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney") appointing the Custodian and one or more other persons, as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Crown Selling Stockholder;

         (iv) Such Crown Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Crown Selling Stockholder and the consummation by such Crown Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Crown Selling Stockholder is a party or by which such Crown Selling Stockholder is bound or to which any of the property or assets of such Crown Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Crown Selling Stockholder or the property or assets of such Crown Selling Stockholder; and, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Crown Selling Stockholder and the consummation by such Crown Selling Stockholder of the transactions contemplated hereby and thereby;

         (v) Such Crown Selling Stockholder has no actual knowledge (as defined in Section 10(g) hereof) of (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, in each case as of its date or as of the First Time of Delivery or
     (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, in each case as of its date or as of the First Time of Delivery, any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (vi) Such Crown Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

         (vii) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that the foregoing provision shall not apply to transfers (A) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth in this subparagraph 1(b)(vii), (B) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth in this subparagraph 1(b)(vii), and provided further that any such transfer shall not involve a disposition for value, or (C) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters; for purposes of this subparagraph (1)(b)(vii), "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; in addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this subparagraph 1(b)(vii) and there shall be no further transfer of such capital stock except in accordance with this subparagraph 1(b)(vii), and provided further that any such transfer shall not involve a disposition for value; each Crown Selling Stockholder now has, and, except as contemplated by clause (A), (B), or (C) above, for the duration of the 90-day lock-up period will have, good and marketable title to such Crown Selling Stockholder's Shares, free and clear of all liens, encumbrances, and claims whatsoever; each Crown Selling Stockholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of such Crown Selling Stockholder's Shares except in compliance with the foregoing restrictions;

         (viii) The Shares to be sold by such Crown Selling Stockholder hereunder which are represented by the certificates held in custody for such Crown Selling Stockholder are subject to the interest of the Underwriters, the arrangements made by such Crown Selling Stockholder for such custody are to that extent irrevocable, and the obligations of such Crown Selling Stockholder hereunder shall not be terminated by any act of such Crown Selling Stockholder, by operation of law, by the death or incapacity of any individual Crown Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event; and

         (ix) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Crown Selling Stockholder will deliver to you prior to or at the applicable Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     (c) Each Executive Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters, the Independent Underwriter and the Company as to such Executive Selling Stockholder that:

         (i) Such Executive Selling Stockholder will have, immediately prior to each Time of Delivery (as defined in Section 5 hereof), good and valid title to the shares of Shares to be sold by such Executive Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

         (ii) Such Executive Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement") with the Company, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) or an irrevocable exercise notice of options representing the Shares to be sold by such Executive Selling Stockholder hereunder;

         (iii) Such Executive Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney") appointing one or more persons as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Executive Selling Stockholder;

         (iv) Such Executive Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Executive Selling Stockholder and the consummation by such Executive Selling Stockholder of the transactions contemplated hereby and thereby will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which such Executive Selling Stockholder is a party or by which such Executive Selling Stockholder is bound or to which any of the property or assets of such Executive Selling Stockholder is subject, nor will such actions result in any material violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Executive Selling Stockholder or the property or assets of such Executive Selling Stockholder; and, except for (A) the registration of the Shares under the Act and (B) such consents, approvals, authorizations, registrations or qualifications (1) as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (2) as may have already been obtained or made and (3) the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on such Selling Stockholder's ability to transfer and sell its Shares to the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Executive Selling Stockholder and the consummation by such Executive Selling Stockholder of the transactions contemplated hereby and thereby;

         (v) Such Executive Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1(a) hereof are not materially true and correct, is familiar with the Registration Statement and the Prospectus (as amended or supplemented) and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement, as of the effective date, or the Prospectus (or any amendment or supplement thereto), as of the applicable filing date, which has adversely affected or reasonably could be expected to adversely affect the business of the Company and is not prompted to sell shares of Stock by any information concerning the Company which is not set forth in the Registration Statement and the Prospectus;

         (vi) Such Executive Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any Shares or any security convertible into or exchangeable or exercisable for Shares to facilitate the sale or resale of the Shares;

         (vii) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that the foregoing provision shall not apply to transfers (A) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth in this subparagraph 1(c)(vii), (B) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth in this subparagraph 1(c)(vii), and provided further that any such transfer shall not involve a disposition for value, or (C) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters; for purposes of this subparagraph (1)(c)(vii), "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; in addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this subparagraph 1(c)(vii) and there shall be no further transfer of such capital stock except in accordance with this subparagraph 1(c)(vii), and provided further that any such transfer shall not involve a disposition for value; each Executive Selling Stockholder now has, and, except as contemplated by clause (A), (B), or (C) above, for the duration of the 90-day lock-up period will have, good and marketable title to such Executive Selling Stockholder's Shares, free and clear of all liens, encumbrances, and claims whatsoever; each Executive Selling Stockholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of such Executive Selling Stockholder's Shares except in compliance with the foregoing restrictions;

         (viii) The Shares to be sold by such Executive Selling Stockholder hereunder which are represented by the certificates or option exercise notices held in custody for such Executive Selling Stockholder are subject to the interest of the Underwriters, the arrangements made by such Executive Selling Stockholder for such custody are to that extent irrevocable, and the obligations of such Executive Selling Stockholder hereunder shall not be terminated by any act of such Executive Selling Stockholder, by operation of law, by the death or incapacity of such Executive Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event; and

         (ix) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholders will deliver to you prior to or at the applicable Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     (d) Each Sponsor Selling Stockholder, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters, the Independent Underwriter and the Company as to such Sponsor Selling Stockholder that:

         (i) Such Sponsor Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 5 hereof) such Sponsor Selling Stockholder will have, good and valid title to the Shares to be sold by such Sponsor Selling Stockholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims; and upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

         (ii) Such Sponsor Selling Stockholder has placed in custody under a custody agreement (the "Custody Agreement") with the Company, as custodian (the "Custodian"), for delivery under this Agreement, certificates in negotiable form (with signature guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York or American Stock Exchanges) or an irrevocable exercise notice of options representing the Shares to be sold by such Sponsor Selling Stockholder hereunder;

         (iii) Such Sponsor Selling Stockholder has duly and irrevocably executed and delivered a power of attorney (the "Power of Attorney") appointing one or more persons as attorneys-in-fact, with full power of substitution, and with full authority (exercisable by any one or more of them) to execute and deliver this Agreement and to take such other action as may be necessary or desirable to carry out the provisions hereof on behalf of such Sponsor Selling Stockholder;

         (iv) Such Sponsor Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Sponsor Selling Stockholder and the consummation by such Sponsor Selling Stockholder of the transactions contemplated hereby and thereby will not result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which such Sponsor Selling Stockholder is a party or by which such Sponsor Selling Stockholder is bound or to which any of the property or assets of such Sponsor Selling Stockholder is subject, nor will such actions result in any material violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Sponsor Selling Stockholder or the property or assets of such Sponsor Selling Stockholder; and, except for (A) the registration of the Shares under the Act and (B) such consents, approvals, authorizations, registrations or qualifications
     (1) as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, (2) as may have already been obtained or made and (3) the failure to obtain or make would not, individually or in the aggregate, have a material adverse effect on such Sponsor Selling Stockholder's ability to transfer and sell its Shares to the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Sponsor Selling Stockholder and the consummation by such Sponsor Selling Stockholder of the transactions contemplated hereby and thereby;

         (v) Such Sponsor Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of any Shares or any security convertible into or exchangeable or exercisable for shares of Stock to facilitate the sale or resale of the Shares;

         (vi) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent; provided, however, that the foregoing provision shall not apply to transfers (A) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound by the restrictions set forth in this subparagraph 1(d)(vi), (B) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound by the restrictions set forth in this subparagraph 1(d)(vi), and provided further that any such transfer shall not involve a disposition for value, or (C) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters; for purposes of this subparagraph (1)(d)(vi), "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin; in addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this subparagraph 1(d)(vi) and there shall be no further transfer of such capital stock except in accordance with this subparagraph 1(d)(vi), and provided further that any such transfer shall not involve a disposition for value; each Sponsor Selling Stockholder now has, and, except as contemplated by clause (A), (B), or (C) above, for the duration of the 90-day lock-up period will have, good and marketable title to such Sponsor Selling Stockholder's Shares, free and clear of all liens, encumbrances, and claims whatsoever; each Sponsor Selling Stockholder also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of such Sponsor Selling Stockholder's Shares except in compliance with the foregoing restrictions;

         (vii) The Shares to be sold by such Sponsor Selling Stockholder hereunder which are represented by the certificates held in custody for such Sponsor Selling Stockholder are subject to the interest of the Underwriters, that the arrangements made by such Sponsor Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of such Sponsor Selling Stockholder hereunder shall not be terminated by any act of such Sponsor Selling Stockholder, by operation of law, by the death or incapacity of such Sponsor Selling Stockholder or, in the case of a trust, by the death or incapacity of any executor or trustee or the termination of such trust, or the occurrence of any other event; and

         (viii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Sponsor Selling Stockholders will deliver to you prior to or at the applicable Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

     2. Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $_________, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Executive Selling Stockholders and each of the Sponsor Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Executive Selling Stockholders and each of the Sponsor Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

     The Executive Selling Stockholders and the Sponsor Selling Stockholders, as and to the extent indicated in Schedule II hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to 3,298,043 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering overallotments in the sale of the Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Executive Selling Stockholder and each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the attorneys-in-fact under the Power of Attorney executed by such Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the attorneys-in-fact otherwise agree in writing, earlier than two or later than five business days after the date of such notice.

     The Company and the Selling Stockholders shall not be obligated to deliver any of the Shares to be delivered at the Time of Delivery except upon payment for all the Shares to be purchased at such Time of Delivery as provided herein.

     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

     4. (a) The Company hereby confirms its engagement of the services of the Independent Underwriter as, and the Independent Underwriter hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Shares.

     (b) The Independent Underwriter hereby represents and warrants to, and agrees with, the Company and the Underwriters that with respect to the offering and sale of the Shares as described in the Prospectus:

         (i) The Independent Underwriter constitutes a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720;

         (ii) The Independent Underwriter has participated in the preparation of the Registration Statement and the Prospectus and has exercised the usual standards of "due diligence" in respect thereto;

         (iii) The Independent Underwriter has undertaken the legal responsibilities and liabilities of an underwriter under the Act specifically including those inherent in Section 11 thereof;

         (iv) Based upon (A) a review of the Company, including an examination of the Registration Statement, information regarding the earnings, assets, capital structure and growth rate of the Company and other pertinent financial and statistical data, (B) inquiries of and conferences with the management of the Company and its counsel and independent public accountants regarding the business and operations of the Company, (C) consideration of the prospects for the industry in which the Company competes, estimates of the business potential of the Company, assessments of its management, the general condition of the securities markets, market prices of the capital stock and debt securities of, and financial and operating data concerning, companies believed by the Independent Underwriter to be comparable to the Company and the demand for securities of comparable companies similar to the Securities, and (D) such other studies, analyses and investigations as the Independent Underwriter has deemed appropriate, and assuming that the offering and sale of the Securities is made as contemplated herein and in the Prospectus, the Independent Underwriter recommends, as of the date of the execution and delivery of this Agreement, that the initial public offering price for each share be not more than $...,... ;

         (v) Subject to the provisions of Section 8 hereof, the Independent Underwriter will furnish to the Underwriters at the Time of Delivery a letter, dated the Time of Delivery, in form and substance satisfactory to the Underwriters, to the effect of clauses (i) through (iv) above.

     (c) The Independent Underwriter hereby agrees with the Company and the Underwriters that, as part of its services hereunder, in the event of any amendment or supplement to the Prospectus, the Independent Underwriter will render services as a "qualified independent underwriter" within the meaning of Section (b)(15) of Rule 2720 with respect to the offering and sale of the Shares as described in the Prospectus as so amended or supplemented that are substantially the same as those services being rendered with respect to the offering and sale of the Shares as described in the Prospectus (including those described in subsection (b) above).

     (d) The Company, the Underwriters and the Independent Underwriter agree to comply in all material respects with all of the requirements of Rule 2720 applicable to them in connection with the offering and sale of the Shares. The Company agrees to cooperate with the Underwriters and the Independent Underwriter to enable the Underwriters to comply with Rule 2720 and the Independent Underwriter to perform the services contemplated by this Agreement.

     (e) As compensation for the services of the Independent Underwriter hereunder, the Company agrees to pay the Independent Underwriter $ ....  at the
Time of Delivery. In addition, the Company agrees promptly to reimburse the Independent Underwriter for all out of pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with this Agreement and the services to be rendered hereunder.

     5. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours' prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-
day) funds to the account specified by the Company and the Custodian, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on ............., 1999, or such other time and date as Goldman, Sachs & Co. and the Company and may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Attorneys-in-Fact may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Firm Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Latham & Watkins, 885 Third Avenue, New York, New York 10021 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at each Time of Delivery. A meeting will be held at the Closing Location at 4:00 p.m., New York City time, on the New York Business Day next preceding each Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 5, "New York Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     6.  The Company agrees with each of the Underwriters and the Independent
Underwriter:

         (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by you promptly after reasonable notice thereof; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you and the Independent Underwriter copies thereof; to advise you and the Independent Underwriter, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

         (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

         (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters and the Independent Underwriter with copies of the Prospectus in New York City in such quantities as you and the Independent Underwriter may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Act, to notify you and the Independent Underwriter and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

         (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

         (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder and under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

         (f) To cause each of the persons listed on Schedule III hereto, to the extent such person is not a Selling Stockholder hereunder and under the International Underwriting Agreement, to enter into a lock-up agreement with you, in form and substance satisfactory to you, providing that, during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, such person will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder or under the International Underwriting Agreement, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

         (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed;

         (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement and the International Underwriting Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

         (i) To use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market System ("NASDAQ"); and

         (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act.

     7. The Company covenants and agrees with the several Underwriters and the Independent Underwriter that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters, the Independent Underwriter and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the International Underwriting Agreement, the Agreement between Syndicates, the Selling Agreements, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters (not in excess, in the aggregate, of $7,500) in connection with such qualification and in connection with the Blue Sky surveys;
(iv) all fees and expenses in connection with listing the Shares on the NASDAQ;
(v) the filing fees incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares;
(vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all fees and expenses of Hutchins, Wheeler & Dittmar, counsel to the Sponsor Selling Stockholders, incurred in connection with the public offering of the Shares; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, except as provided in this Section, and Sections 10 and 13 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

     8. The respective obligations of the Underwriters and the Independent Underwriter hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, the condition (in the case of the Underwriters) that the Independent Underwriter shall have furnished to the Underwriters the letter referred to in clause (v) of Section 4(b) hereof and the following additional conditions:

         (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives or the Independent Underwriter, as the case may be;

         (b) Latham & Watkins, counsel for the Underwriters, shall have furnished to you or the Independent Underwriter, as the case may be, such written opinion or opinions (a draft of which is attached as Annex II(a) hereto), dated such Time of Delivery, with respect to the matters covered in paragraphs (i), (ii), (vi), (vii) and (viii) and the paragraph immediately following clause (xi) of subsection (c) below as well as such other related matters as you or the Independent Underwriter, as the case may be, may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (c) Cravath, Swaine & Moore, counsel for the Company, shall have furnished to you or the Independent Underwriter, as the case may be, their written opinion (a draft of which is attached as Annex II(b) hereto), dated such Time of Delivery, in form and substance satisfactory to you or the Independent Underwriter, as the case may be, to the effect that:

            (i) Each of the Company, CCI, CC Investment, CC Investment II, CCAIC, Crown Atlantic Holdings, Crown Atlantic Sub and Crown Atlantic is a corporation validly existing and in good standing under the laws of the state of its incorporation or formation (which opinion may be based solely on a certificate of the Secretary of State of such state), and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus. Each of the Company, CCI, CC Investment, CC Investment II, CCAIC, Crown Atlantic Holdings, Crown Atlantic Sub and Crown Atlantic is duly registered and qualified to conduct its business and is in good standing (which opinion may be based solely on a certificate of the Secretary of State of such state), in each jurisdiction or place where, based on a certificate of an officer of the Company, the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify or to be in good standing would not have a Material Adverse Effect;

            (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery); and the Shares conform to the description of the Stock contained in the Prospectus;

            (iii) Except as described in the Prospectus, there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any shares of the Stock pursuant to the Company's charter or by-laws or any agreement or other instrument known to such counsel;

            (iv) To the knowledge of such counsel, there are no agreements, contracts, indentures, leases or other instruments to which the Company or any of the Significant Subsidiaries is a party or to which any of their respective properties or assets is subject that are required to be described in, or filed as exhibits to, the Registration Statement and the Prospectus that have not been so described or filed;

            (v) The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

            (vi) The Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the rules and regulations thereunder;

            (vii) The statements contained (A) in the Prospectus under the captions "Description of Capital Stock", "Shares Eligible for Future Sale", "Underwriting" and "Certain United States Federal Tax Consequences to Non-United States Holders" and (B) in the Registration Statement in Items 14 and 15, in each case insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate in all material respects and present fairly the information purported to be described therein;

            (viii) This Agreement and the International Underwriting Agreement have each been duly and validly authorized, executed and delivered by the Company;

            (ix) None of the issuance, offer or sale of the Shares, the execution, delivery or performance by the Company of this Agreement and the International Underwriting Agreement or compliance by the Company with the provisions hereof (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official, or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or by-laws or other organizational documents of the Company or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any Material Agreement or violates or will violate any law, rule or regulation of the United States, or the State of New York or the General Corporation Law of the State of Delaware, or, to such counsel's knowledge, any order or decree of any court or government agency or instrumentality or will result in the creation or imposition of any Lien upon any property or assets of the Company, CCI, CC Investment, CC Investment II, CCAIC, Crown Atlantic Holdings, Crown Atlantic Sub or Crown Atlantic pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or under any to which any of their respective property or assets is subject, except in each case such breaches, conflicts or defaults that, individually or in the aggregate, would not have a Material Adverse Effect. For purposes of the foregoing opinion, such counsel may assume that any agreements referred to in clause (ii) above that are governed by laws other than the laws of the State of New York, are governed by and would be interpreted in accordance with the laws of the State of New York;

            (x) The Company is not and, upon sale of the Shares to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Company of such sale as described in the Prospectus under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended; and

            (xi) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound.

     In addition, such counsel shall also state that such counsel has participated in conferences with officers of the Company and with the independent public accountants for the Company, concerning the preparation of the Registration Statement and the Prospectus, and, although such counsel has made certain inquiries and investigations in connection with the preparation of the Registration Statement and the Prospectus, it is not passing upon and does not assume any responsibility for the accuracy or completeness of the statements contained in the Registration Statement and the Prospectus, and has not made any independent check or verification thereof, except insofar as such statements relate to such counsel and to clause (vii) above, and on the basis of the foregoing such counsel's work in connection with this matter did not disclose any information that gave such counsel reason to believe that the Registration Statement and the Prospectus, as of its date or as of the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief or opinion with respect to the financial statements and other financial data included therein);

     The opinion of such counsel may be limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States;

     (d) E. Blake Hawk, general counsel to the Company, shall have furnished to you or the Independent Underwriter, as the case may be, his written opinion, (a draft of which is attached as Annex II(c) hereto), dated such Time of Delivery, in form and substance reasonably satisfactory to you or the Independent Underwriter, as the case may be, to the effect that:

            (i) All of the issued shares of capital stock of the Company and each Subsidiary of the Company other than CTSH and CTI have been duly and validly authorized and issued and are fully paid, non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as set forth in the Registration Statement (including the exhibits thereto) with respect to shares subject to liens under the Company's revolving credit facility with KeyBank National Association and PNC Bank, National Association;

            (ii) To knowledge of such counsel, there are no legal or governmental proceedings pending or threatened against the Company or any of its Subsidiaries (other than CTSH and CTI), or to which any of their respective properties is subject, that are not disclosed in the Prospectus and which are reasonably likely to have a Material Adverse Effect or to materially affect the issuance of the shares of capital stock or the consummation of the transactions contemplated by this Agreement; and

            (iii) To the knowledge of such counsel, except as described in the Prospectus there are no contracts, agreements or understandings between the Company or any of its Subsidiaries (other than CTSH and CTI) and any person granting such person the right to require the Company or any of such Subsidiaries to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company or any of such Subsidiaries to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company or any of such Subsidiaries under the Act;

     The opinion of such counsel may be limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States;

     (e) Norton Rose, English counsel for CTSH and CTI, shall have furnished to you or the Independent Underwriter, as the case may be, their written opinion (a draft of which is attached as Annex II(d) hereto), dated such Time of Delivery, in form and substance reasonably to you or the Independent Underwriter, as the case may be, to the effect that:

            (i) CTI was duly incorporated on 9 May 1996 under the Companies Act 1985 as a private limited company; CTSH was duly incorporated on 27 August 1996 as a private limited company; a certificate of good standing in respect of each of the Companies issued by the Companies Registration Office on a date within three business days of the date of this opinion is attached;

            (ii) by a Certificate of Incorporation on Change of Name issued on 21 March 1997 CTI changed its name to "Castle Transmission International Ltd."; by a Certificate of Incorporation on Change of Name issued on 25 February 1997, CTSH changed its name to "Castle Transmission Services (Holdings) Ltd."; and

            (iii) CTI is empowered by its Memorandum of Association to conduct its business as described in the Registration Statement and the Prospectus;

     (f) The counsel for each of the Crown Selling Stockholders, as indicated in
Schedule II hereto, shall have furnished to you or the Independent Underwriter, as the case may be, its written opinion with respect to each of the Crown Selling Stockholders for whom they are acting as counsel (a draft of which is attached as Annex II(e) hereto), dated such Time of Delivery, in form and substance satisfactory to you or the Independent Underwriter, as the case may be, to the effect that:

            (i) Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters and the International Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby;

            (ii) This Agreement and the International Underwriting Agreement has each been duly executed and delivered by or on behalf of such Selling Stockholder;

            (iii) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder, enforceable in accordance with their respective terms, subject to the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing;

            (iv) Such Selling Stockholder has full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and

            (v) Upon physical delivery of the certificates representing the Shares to be sold by such Selling Stockholder under this Agreement to the Underwriters in the State of New York with undated stock powers duly endorsed in blank, and upon payment therefor in accordance with the terms of this Agreement, the Underwriters will become the "protected purchasers" (as defined in Section 8-303(a) of the New York UCC) of such shares, free of any "adverse claim" (as defined in Section 8-102(a)(1) of the New York
         UCC), assuming that the Underwriters do not have notice of any adverse claim to such shares.

     In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of New York and
(ii) in rendering the opinions in Section (i) and (iv) above, rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the shares of Stock sold by such Selling Stockholder, provided that such counsel shall furnish copies thereof to the Representatives and state that they believe that both the U.S. Underwriters and they are justified in relying upon such certificate.

     (g) The counsel for each of the Executive Selling Stockholders, as indicated in Schedule II hereto, shall have furnished to you or the Independent Underwriter, as the case may be, its written opinion with respect to each of the Executive Selling Stockholders for whom they are acting as counsel (a draft of which is attached as Annex II(f) hereto), dated such Time of Delivery, in form and substance satisfactory to you or the Independent Underwriter, as the case may be, to the effect that:

            (i) Such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement; the execution, delivery and performance of this Agreement, the Power of Attorney and the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor will such actions result in any violation of any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property or assets of such Selling Stockholder; and, except for the registration of the Shares under the Act and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Power of Attorney or the Custody Agreement by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated hereby and thereby;

            (ii) This Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder;

            (iii) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Selling Stockholder and constitute valid and binding agreements of such Selling Stockholder, enforceable in accordance with their respective terms;

            (iv) The delivery by each Executive Selling Stockholder to the several Underwriters of certificates for the Shares being sold under this Agreement, with due endorsement for transfer by such Executive Selling Stockholder, against payment therefor in accordance with this Agreement, has transferred good and valid title to such Shares, free and clear of all adverse claims, to each of the several Underwriters, assuming that the Underwriters are without actual notice of any adverse claim.

     In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the State of Texas and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of New York and (ii) in rendering the opinion in Section 8(g)(iv) above, rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the shares of Stock sold by such Selling Stockholder, provided that such counsel shall furnish copies thereof to the Representatives and state that they believe that both the Underwriters and they are justified in relying upon such certificate.

     (h) The counsel for each of the Sponsor Selling Stockholders, as indicated in Schedule II hereto, shall have furnished to you or the Independent Underwriter, as the case may be, its written opinion with respect to each of the Sponsor Selling Stockholders for whom they are acting as counsel (a draft of which is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you or the Independent Underwriter, as the case may be, to the effect that:

            (i) This Agreement has each been duly executed and delivered by or on behalf of such Sponsor Selling Stockholder;

            (ii) A Power-of-Attorney and a Custody Agreement have been duly executed and delivered by such Sponsor Selling Stockholder and constitute valid and binding agreements of such Sponsor Selling Stockholder, enforceable in accordance with their respective terms; and

            (iii) The delivery by each Sponsor Selling Stockholder to the several Underwriters of certificates for the Shares being sold under this Agreement, with due endorsement for transfer by such Sponsor Selling Stockholder, against payment therefor in accordance with this Agreement, has transferred valid title to such Shares, free and clear of all adverse claims, to each of the several Underwriters, assuming that the Underwriters are without actual notice of any adverse claim.

     In rendering such opinion, such counsel may (i) state that its opinion is limited to matters governed by the Federal laws of the United States of America, the laws of the Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware and that such counsel is not admitted in the State of New York and (ii) in rendering the opinion in Section 8(h)(iii) above, rely upon a certificate of such Selling Stockholder in respect of matters of fact as to ownership of and liens, encumbrances, equities or claims on the shares of Stock sold by such Selling Stockholder, provided that such counsel shall furnish copies thereof to the

Representatives and state that they believe that both the Underwriters and they are justified in relying upon such certificate.

     (i) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG Peat Marwick LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto);

     (j)(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (k) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities or preferred stock by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities or preferred stock;

     (l) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company's securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this clause (iv) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (m) At such Time of Delivery NASDAQ shall have approved the Shares to be sold by the Company and the Selling Stockholders for inclusion, subject only to official notice of issuance and evidence of satisfactory distribution;

     (n) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the persons identified on Schedule III hereto to the effect set forth in Subsection 5(f) hereof in form and substance satisfactory to you;

     (o) The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

     (p) The Company and the Selling Stockholders shall have furnished or caused to be furnished to the Representatives and the Independent Underwriter at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, satisfactory to the Representatives and the Independent Underwriter as to (i) the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, (ii) the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, (iii) in the case of the Company and the Crown Selling Stockholders, the absence of untrue statements of material facts or omissions of material facts required to be stated or necessary to make statements not misleading in the Registration Statement and Prospectus, (iv) in the case of the Company and the Crown Selling Stockholders, absence of events since the Effective Date which should be set forth in a supplement or amendment to the Registration Statement or the Prospectus, and (v) such other matters as you may reasonably request; and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (j) of this Section, and as to such other matters as the Representatives and the Independent Underwriter may reasonably request;

     (q) The Company shall have furnished to the Representatives a certificate, in form and substance reasonably acceptable to counsel to the Representatives, dated the First Time of Delivery, of its Chief Financial Officer with respect to certain tower data of the Company set forth in the Prospectus;

     (r) The Representatives shall have received a copy of the executed Custody Agreement and Power of Attorney from each Selling Stockholder;

     (s) The closing under the International Underwriting Agreement shall have occurred concurrently with the closing hereunder on the First Time of Delivery; and

     (t) The closing of the public offering and sale of the Company's debt securities pursuant to that certain underwriting agreement between the Company and Goldman, Sachs & Co., Salomon Smith Barney Inc., Lehman Brothers Inc., Credit Suisse First Boston Corporation, BancBoston Robertson Stephens Inc. and McDonald Investments Inc., A KeyCorp Company shall have occurred concurrently with the closing hereunder on the First Time of Delivery.

     9. The Independent Underwriter hereby consents to the references to it as set forth under the caption "Underwriting" in the Prospectus and in any amendment or supplement thereto made in accordance with Section 6(a) hereof.

     10. (a) The Company, the Crown Selling Stockholders and the Executive Selling Stockholders, jointly and severally, shall indemnify and hold harmless each Underwriter and the Independent Underwriter, their respective officers and employees and each person, if any, who controls any Underwriter within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter or Independent Underwriter, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any breach of the representations and warranties of such Crown Selling Stockholder or Executive Selling Stockholder, as the case may be, contained herein; provided that the indemnity by the Company, the Crown Selling Stockholders and the Executive Selling Stockholders solely with respect to this clause (i) shall be several and not joint, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto, (iii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (ii) or (iii) above, and shall reimburse each Underwriter or the Independent Underwriter, as the case may be, and each such officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter or Independent Underwriter, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company, the Crown Selling Stockholders and the Executive Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any such amendment or supplement, in reliance upon and in conformity with written information concerning such Underwriter or the Independent Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter or the Independent Underwriter specifically for inclusion therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof. Notwithstanding the foregoing provisions, the indemnity and contribution obligations of the Crown Selling Stockholders and the Executive Selling Stockholders shall be subject to the following additional limitations: (i) the Underwriters and the Independent Underwriter shall pursue and satisfy any and all claims arising under this Agreement or otherwise (collectively, "Claims") by seeking recovery from the Company prior to pursuing any Claim against the Crown Selling Stockholders or the Executive Selling Stockholders and the Underwriters and the Independent Underwriter shall thereafter be entitled to pursue any remaining unsatisfied Claims by seeking recovery from the Crown Selling Stockholders and the Executive Selling Stockholders only following the Company's failure to satisfy in full the Claims as a result of the Company's insolvency, bankruptcy or liquidation; (ii) the aggregate amount of any Selling Stockholder's indemnity and contribution obligations under this paragraph 10(a) shall not exceed the net cash proceeds received by such Selling Stockholder from its sale of Shares in the offering after reduction for (A) taxes, (B) underwriting commissions and discounts, (C) other fees and expenses incurred by such Selling Stockholder relating to the offering, including legal and financial advisory fees, and (D) the aggregate amount of any and all direct and indirect costs or expenses incurred by such Selling Stockholder in defense or settlement of any other claim against it relating or attributable to the offering or the sale of Shares by such Selling Stockholder thereunder, including without limitation claims under the Act; and
(iii) the Crown Selling Stockholders and the Executive Selling Stockholders shall be liable under this paragraph 10(a) solely with respect to any untrue statement of material fact contained in the Registration Statement and the Prospectus which was actually known by such Selling

Stockholder as of the date of the Registration Statement or Prospectus (or such amendment or supplement thereto) to be untrue, or any omission to state a material fact which was actually known by such Selling Stockholder as of the date of the Registration Statement or Prospectus (or such amendment or supplement thereto) to be necessary to make the statements contained in the Registration Statement or Prospectus (or such amendment or supplement thereto) in the light of the circumstances under which they were made, not misleading as of the date of the Registration Statement or Prospectus (or such amendment or supplement thereto). The provisions of this Section 10 shall constitute the sole and exclusive remedy available to the Underwriters and the Independent Underwriter with respect to any claims against the Crown Selling Stockholders and the Executive Selling Stockholders relating to the offering or sale of Shares by such Selling Stockholders hereunder.

     (b) Each Sponsor Selling Stockholder, severally and not jointly, shall indemnify and hold harmless each Underwriter and the Independent Underwriter, their respective officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act, from and against any loss, claim, damage or liability, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Shares), to which that Underwriter or Independent Underwriter, officer, employee or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any breach of the representations and warranties of such Sponsor Selling Stockholder contained herein, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (iii) the omission or alleged omission to state in any Preliminary Prospectus, Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission relates to information provided to the Company or the Representatives in writing by such Selling Stockholder specifically for use in the Registration Statement, the Preliminary Prospectus or the Prospectus or to any breach of the representations and warranties made by such Sponsor Selling Stockholder in Section 1(d) of this Agreement; and shall reimburse each Underwriter or the Independent Underwriter, as the case may be, its officers and employees and each such controlling person for any legal or other expenses reasonably incurred by that Underwriter or Independent Underwriter, its officers and employees or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that such Sponsor Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any such amendment or supplement in reliance upon and in conformity with written information concerning such Underwriter or the Independent Underwriter furnished to the Company through the Representatives by or on behalf of any Underwriter or the Independent Underwriter specifically for inclusion therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof. The foregoing indemnity agreement constitutes the sole and exclusive remedy available to the Underwriters and the Independent Underwriter with respect to any claims against the Sponsor Selling Stockholders relating to the offering or sale of Shares by such Sponsor Selling Stockholders hereunder. No Sponsor Selling Stockholder will be required to indemnify the Underwriters or the Independent

Underwriter, their officers and employees, and each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act pursuant to this Section 10(b) in an amount in excess of the proceeds received by such person in respect of all Shares offered and sold by it pursuant to the Registration Statement.

     (c) Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company, its officers who sign the Registration Statement, each of its directors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), and each person, if any, who controls the Company within the meaning of the Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon,
(i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement or the Prospectus, or in any amendment or supplement thereto, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, and shall reimburse the Company and any such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Underwriter may otherwise have to the Company or any such director, officer, employee or controlling person.

     (d) The Independent Underwriter will indemnify and hold harmless the Company and each Underwriter against any losses, claims, damages or liabilities to which the Company or such Underwriter, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Independent Underwriter expressly for use therein or constitutes a reference to the Independent Underwriter consented to by it pursuant to Section 9 hereof; and will reimburse the Company or each Underwriter, as the case may be, for any legal or other expenses reasonably incurred by the Company or each Underwriter, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred.

     (e) Promptly after receipt by an indemnified party under this Section 10 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this
Section 10 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 10. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 10 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have in good faith reasonably concluded that there may be defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, provided further that in no event shall the foregoing proviso require the indemnifying party to bear the fees and expenses of more than one separate counsel, in addition to local counsel, for each of the following classes of parties hereto:
(i) the Representatives and those other Underwriters and their respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought under this
Section 10, (ii) the Company and its Subsidiaries, (iii) the Crown Selling Stockholders, (iv) the Executive Selling Stockholders and (v) the Sponsor Selling Stockholders. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment to the extent provided in this Section 10.

     (f) If the indemnification provided for in this Section 10 shall for any reason be unavailable to or insufficient (other than by reason of the exceptions provided therein) to hold harmless an indemnified party under Section 10(a), 10(b), 10(c) or 10(d) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by each party to this agreement from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each party to this agreement with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Crown Selling Stockholders, the Executive Selling Stockholder, the Sponsor Selling Stockholders, the Underwriters or the Independent Underwriter with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares purchased under this Agreement (before deducting expenses) received by the Company, the Crown Selling Stockholders, the Executive Selling Stockholders or the Sponsor Selling Stockholders, as the case may be, the total underwriting discounts and commissions received by the Underwriters with respect to the Shares purchased under this Agreement as set forth in the table on the cover page of the Prospectus and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof, respectively, bear to the sum of the total proceeds from the sale of the Securities (before deducting expenses) in the offering and the fee payable to the Independent Underwriter pursuant to the first sentence of Section 4(e) hereof. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Crown Selling Stockholders, the Executive Selling Stockholders, the Sponsor Selling Stockholders, the Underwriters or the Independent Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Crown Selling Stockholders, the Executive Selling Stockholders, the Sponsor Selling Stockholders, the Underwriters and the Independent Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Underwriters and the Independent Underwriter were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this
Section 10(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10(e), no Underwriter nor the Independent Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public was offered to the public, and the Independent Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by the Underwriters and distributed to the public were offered to the public, exceeds the amount of any damages which such Underwriter or the Independent Underwriter, as the case may be, has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No Selling Stockholder will be required to contribute any amount in excess of the proceeds received by such person in respect of all Shares offered and sold by it pursuant to the Registration Statement and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 10(e) are several in proportion to their respective underwriting obligations and not joint.

     (g) As used herein, the phrase "actual knowledge" means, with respect to any natural person, the actual knowledge of such person and, with respect to any other person, the actual knowledge of any natural person exercising control (whether by ownership or management) over such person, and shall not imply any duty to investigate or be deemed to include any knowledge that might have become actually known following investigation. The phrase "actually known" shall have a correlative meaning.

     (h) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter or the Independent Underwriter within the meaning of the Act; the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or the Independent Underwriter within the meaning of the Act; and the obligations of the Independent Underwriter under this Section 10 shall be in addition to any liability which the Independent Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Underwriter within the meaning of the Act.

     11. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Independent Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     12. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders, the several Underwriters and the Independent Underwriter, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, the Independent Underwriter or any controlling person of any Underwriter, the Independent Underwriter, the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

     13. If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter or the Independent Underwriter except as provided in the second sentence of Section 4(e) hereof and in Sections 7 and 10 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter or the Independent Underwriter in respect of the Shares not so delivered except as provided in the second sentence of Section 4(e) hereof and in Sections 7 and 10 hereof.

     14. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., 32 Old Slip, 21st Floor, New York, New York 10005, Attention: Registration Department; if to the Independent Underwriter shall be delivered or sent by mail, letter or facsimile transmission to the name and address of Independent Underwriter; if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention:
Secretary; provided, however, that any notice to an Underwriter pursuant to
Section 10(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof. The Company and the Selling Stockholders shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by any of the Representatives and the Company and the Underwriters shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Selling Stockholders by their respective Custodians.

     15. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Independent Underwriter, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder, any Underwriter or the Independent Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     16. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading.

     17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any provisions relating to conflicts of law.

     18. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us 10 counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters and the Independent Underwriter, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Independent Underwriter, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of U.S. Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as attorney-in-fact for a Selling Stockholder represents by so doing that he has been duly appointed as attorney-in-fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such attorney-in-fact to take such action.

                              Very truly yours,

                              Crown Castle International Corp.

                              By:
                                 ----------------------------------
                                 Name:
                                 Title:

                              RC Investors Corp.
                              BC Investors Corp.
                              Ted B. Miller, Jr.
                              David L. Ivy
                              Charles C. Green, III
                              John L. Gwyn
                              Alan Rees
                              George E. Reese

                              By:
                                 ----------------------------------
                                 Name:
                                 Title:

                              As Attorney-in-Fact acting on behalf of each of the Crown Selling Stockholders and Executive Selling Stockholders named in Schedule II to this Agreement.

                              Robert F. McKenzie
                              Berkshire Fund III, A Limited Partnership
                              Berkshire Fund IV, Limited Partnership
                              Berkshire Investors LLC
                              Candover Investments, plc
                              Candover (Trustees) Limited
                              Candover Partners Limited
                              Centennial Fund IV, L.P.
                              NAS Partners I, L.L.C.
                              American Home Assurance Company
                              Fay, Richwhite Communications Limited
                              Harvard Private capital Holdings, Inc.
                              New York Life Insurance Company
                              PNC Venture Corp.
                              Prime VIII, L.P.

                              By:
                                 ----------------------------------
                                 Name:
                                 Title:

                              As Attorney-in-Fact acting on behalf of each of the Sponsor Selling Stockholders named in Schedule II to this Agreement.


Accepted as of the date hereof

Goldman, Sachs & Co.

By:
    ----------------------------------

Salomon Smith Barney Inc.

By:
   ----------------------------------
   Name:
   Title:

        On behalf of each of the Underwriters


Lehman Brothers Inc.


By:
   ----------------------------------
   Name:
   Title:

                                            SCHEDULE I

                                                                                      Number of
                                                                                       Optional
                                                                                     Shares to be
                                                                Total Number of      Purchased if
                                                                  Firm Shares       Maximum Option
                         Underwriter                            to be Purchased       Exercised
                         -----------                           -----------------    --------------
Goldman, Sachs & Co..........................................
Salomon Smith Barney Inc.....................................
Lehman Brothers Inc..........................................
Credit Suisse First Boston Corporation.......................
Legg Mason Wood Walker, Incorporated.........................




                                                                 ----------------    --------------
          Total..............................................          22,160,000         3,298,043
                                                                 ================    ==============

                                  SCHEDULE II

                                                                                               Number of Optional
                                                                                                  Shares to be
                                                                              Total Number of       Sold if
                                                                                Firm Shares      Maximum Option
                                                                                to be Sold         Exercised
                                                                              ---------------  ------------------
The Company.................................................................       18,686,131                   0
The Crown Selling Stockholders(a):
     BC Investors Corp......................................................          843,000                   0
     RC Investors Corp......................................................          743,000                   0
The Executive Selling Stockholders(b):
     Ted B. Miller, Jr......................................................          145,088             380,589
     David L. Ivy...........................................................           58,758             154,135
     Charles C. Green, III..................................................           37,007              97,076
     John L. Gwyn...........................................................           15,562              40,820
     Alan Rees..............................................................           26,422              69,308
     George E. Reese........................................................           36,976              96,994
The Sponsor Selling Stockholders(c):
     Robert F. McKenzie.....................................................            5,304              13,912
     Berkshire Fund III, A Limited Partnership..............................          163,932             256,500
     Berkshire Fund IV, Limited Partnership.................................          349,518             546,885
     Berkshire Investors LLC................................................           25,202              39,432
     Candover Investments, plc..............................................           62,569              97,901
     Candover (Trustees) Limited............................................            5,596               8,756
     Candover Partners Limited..............................................          236,184             369,552
     Centennial Fund IV, L.P................................................          264,240             413,451
     Nassau Capital Partners II, L.P........................................          135,617             212,195
     NAS Partners I, L.L.C..................................................              843               1,321
     American Home Assurance Company........................................           74,516             116,593
     Fay, Richwhite Communications Limited..................................           75,042             117,416
     Harvard Private Capital Holdings, Inc..................................           65,105             101,871
     New York Life Insurance Company........................................           28,478              44,559
     PNC Venture Corp.......................................................           53,782              84,154
     Prime VIII, L.P........................................................           22,128              34,623


                                                                              ---------------  ------------------
     Total..................................................................       22,160,000           3,298,043
                                                                              ===============  ==================

     (a) The Crown Selling Stockholders are represented by Kirkpatrick & Lockhart LLP, 1500 Oliver Building, Pittsburgh, PA 15222, and have appointed E. Blake Hawk and Wesley D. Cunningham and each of them, as the Attorneys-in-Fact for each such Crown Selling Stockholder.

     (b) The Executive Selling Stockholders are represented by Brown, Parker & Leahy, L.L.P., Two Allen Center, 1200 Smith Street, Suite 3600, Houston, TX 77002 and have appointed E. Blake Hawk and Wesley D. Cunningham and each of them, as the Attorneys-in-Fact for each such Executive Selling Stockholder.

     (c) The Sponsor Selling Stockholders are represented by Hutchins, Wheeler & Dittmar, 101 Federal Street, Boston, Massachusetts 02110 and have appointed Carl Ferenbach and Garth H. Greimann and each of them, as the Attorneys-in-Fact for each such Sponsor Selling Stockholder.

                                  SCHEDULE III

Michel Azibert
Bruno Chetaille
Carl Ferenbach
Randall A. Hack
William A. Murphy
Jeffrey H. Schutz
E. Blake Hawk
Wesley D. Cunningham
Edward W. Wallander
John P. Kelly
Centennial Fund V, L.P.
Centennial Entrepreneurs Fund V, L.P.
The Northwestern Mutual Life Insurance Company
Crown Atlantic Holding Company LLC
Digital Future Investments B.V.
[each vice president of the Company]
[each other stockholder that is not a director or Selling Stockholder and that beneficially owns 1,000,000 shares or more]

                                                                      ANNEX I(a)

                 [Form of Comfort Letter delivered by KPMG LLP
            pursuant to Section 8(i) of the Underwriting Agreement]

                                                                      ANNEX I(b)

              [Form of Comfort Letter to be delivered by KPMG LLP as of each Time of Delivery pursuant to Section 8(i) of the Underwriting
                                   Agreement]

                                                                     ANNEX II(a)

                      [Form of Opinion of Latham & Watkins
            pursuant to section 8(b) of the Underwriting Agreement]

                                                                     ANNEX II(b)

                  [Form of Opinion of Cravath, Swaine & Moore
            pursuant to section 8(c) of the Underwriting Agreement]

                                                                     ANNEX II(c)

               [Form of Opinion of E. Blake Hawk, General Counsel
            pursuant to section 8(d) of the Underwriting Agreement]

                                                                     ANNEX II(d)

                        [Form of Opinion of Norton Rose
            pursuant to section 8(e) of the Underwriting Agreement]

                                                                     ANNEX II(e)

                 [Form of Opinion of Kirkpatrick & Lockhart LLP
            pursuant to section 8(f) of the Underwriting Agreement]

                                                                     ANNEX II(f)

                   [Form of Opinion of Brown, Parker & Leahy
            pursuant to section 8(g) of the Underwriting Agreement]

                                                                     ANNEX II(g)

                [Form of Opinion of Hutchins, Wheeler & Dittmar
            pursuant to section 8(h) of the Underwriting Agreement]